AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                                February 22, 1996


   To each of the Purchasers named in Schedule I to the Amended and Restated Note and Warrant Purchase Agreement of even date herewith and those by the terms thereof permitted to join therein (the "Purchasers")


                                    RECITALS


   WHEREAS: The Company and certain of the Purchasers are parties to Registration Rights Agreement, dated as of December 22, 1995 (the "Existing Registration Rights Agreement");

   WHEREAS: The parties to the Existing Registration Rights Agreement desire that such agreement be amended and restated as set forth in this Agreement;

   WHEREAS: The Purchasers have purchased or may purchase from the Company Warrants to purchase shares of the Company's Common Stock pursuant to the Purchase Agreement; and

   WHEREAS: As a condition to such purchase, the Company has agreed to grant to the Purchasers registration rights with respect to certain securities of the Company held by the Purchasers.


                                    AGREEMENT

        NOW, THEREFORE, it is agreed that (i) the Existing Registration Rights Agreement is hereby amended and restated, and (ii) further as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             "Agreement" shall mean this Amended and Restated Registration Rights Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

             "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

             "Common Stock" shall mean the Common Stock, no par value per share, of the Company, as constituted as of the date of this Agreement.

             "Company" shall mean Ladish Co., Inc., a Wisconsin corporation.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "Purchase Agreement" shall mean the Note and Warrant Purchase Agreement dated as of the date hereof.

             "Registration Expenses" shall mean the expenses so described in
        Section 7.

             "Registerable Stock" shall mean the Warrant Shares and any Common Stock held as of the date hereof or thereafter by the Purchasers, but only so long as such shares continue to be Restricted Stock. Any such share shall continue to be Restricted Stock until such time as such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or (ii) has been publicly sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

             "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "Selling Expenses" shall mean the expenses so described in
        Section 7.

             "Warrant Shares" shall mean shares of Common Stock issued upon exercise of the Warrants.

             "Warrants" shall mean the warrants granted to the Purchasers to purchase shares of Common Stock.

        2. Restrictive Legend. Each certificate representing shares of Registerable Stock shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

             "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

   A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act.

        3. Required Registration. (a) At any time beginning six months after a registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the holders of Registerable Stock constituting at least 25% of the total shares of Registerable Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Registerable Stock held by such requesting holder or holders for sale in the manner specified in such notice. In addition, at any time following the second anniversary of the date of this Agreement, if a registration statement on Form S-1 has not yet become effective, the holders of Registerable Stock constituting more than 50% of the total shares of Registerable Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Registerable Stock held by such requesting holder or holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering; provided, however, that this limitation shall not be utilized by the Company to deny the request of holders of Registerable Stock on more than one occasion in any twelve month period.

             (b) Following receipt of any notice under this Section 3, the Company shall immediately notify all holders of Registerable Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registerable Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Registerable Stock pursuant to this Section 3 on two occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registerable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

             (c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account or for sale by others, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registerable Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the completion of the period of distribution of the registration contemplated thereby.

        4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registerable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registerable Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registerable Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registerable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registerable Stock so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registerable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registerable Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Registerable Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Registerable Stock; provided, further, however, that in no event may less than twenty (20%) percent of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Registerable Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Registerable Stock.

        5. Registration on Form S-3. If at any time (i) a holder or holders of Registerable Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registerable Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registerable Stock specified in such notice. Whenever the Company is required by this Section 5 to use its best efforts to effect the registration of Registerable Stock, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Registerable Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that
   (i) the Company shall be obligated to register Registerable Stock pursuant to this Section 5 on one occasion per calendar year only, (ii) the requirements contained in the first sentence of Section 3(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 5 and (iii) the Company shall not be obligated to register Registerable Stock pursuant to this Section 5, if in the opinion of counsel acceptable to the Company and the holders of the Registerable Stock the shares of Registerable Stock intended to be included in a registration on Form S-3 pursuant to the terms of this Section 5 are saleable under Rule 144 of the Securities Act within a period of four months from the date the holders give notice of their intention to register shares of Registerable Stock pursuant to this Section 5.

        6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3, 4 or 5 to use its best efforts to effect the registration of any shares of Registerable Stock under the Securities Act, the Company will, as expeditiously as possible:

             (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registerable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

             (c) furnish to each seller of Registerable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registerable Stock covered by such registration statement;

             (d) use its best efforts to register or qualify the Registerable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registerable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

             (e) use its best efforts to list the Registerable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

             (f) immediately notify each seller of Registerable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

             (g) if the offering is underwritten and at the request of any seller of Registerable Stock, use its best efforts to furnish on the date that Registerable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

             (h) make available for inspection by each seller of Registerable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

        For purposes of Section 6(a) and 7(b) and of Section 3(c), the period of distribution of Registerable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registerable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registerable Stock covered thereby and 120 days after the effective date thereof.

        In connection with each registration hereunder, the sellers of Registerable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

        In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

        7. Expenses. All expenses incurred by the Company in complying with Sections 3, 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Registerable Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registerable Stock are called "Selling Expenses".

        The Company will pay all Registration Expenses in connection with each registration statement under Sections 3 and 4 and all Registration Expenses in connection with one registration statement under Section 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

        8. Indemnification and Contribution. (a) In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each seller of such Registerable Stock thereunder, each underwriter of such Registerable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registerable Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

             (b) In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3, 4 or 5, each seller of such Registerable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Stock was registered under the Securities Act pursuant to Sections 3, 4, or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registerable Stock covered by such registration statement.

             (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in defense of any such action, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action.

             (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registerable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registerable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registerable Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
   Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        9. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

        10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registerable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

             (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) furnish to each holder of Registerable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registerable Stock without registration.

        11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

             (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

             (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

        12. Miscellaneous. (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registerable Stock), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Registerable Stock shall only inure to the benefit of a transferee of Registerable Stock if
   (i) there is transferred to such transferee at least 20% of the total shares of Registerable Stock originally issued pursuant to the Purchase Agreement applicable to such holder, to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

             (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage pre-paid, or telexed, in the case of non-U.S. residents, addressed as follows:

             if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement applicable to such party;

             if to any subsequent holder of Registerable Shares, to it at such address as may have been furnished to the Company in writing by such holder;

   or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registerable Stock) or to the holders of Registerable Stock (in the case of the Company) in accordance with the provisions of this paragraph.

             (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

             (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the then outstanding shares of Registerable Stock. The Company may not, without the prior written consent of holders of at least two- thirds of the then outstanding shares of Registerable Stock, grant any rights to any persons to register shares of capital stock or securities of the Company if such rights could reasonably be expected to conflict with, or be on a parity with the rights of the holders of Registerable Stock granted pursuant to this Agreement.

             (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (f) The obligations of the Company to register shares of Registerable Stock under Sections 3, 4 or 5 shall terminate on the tenth anniversary of the date of this Agreement, unless such obligations terminate earlier in accordance with the terms of this Agreement.

             (g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Registerable Stock who is a party to this Agreement shall agree not to sell publicly any shares of Registerable Stock or any other shares of Common Stock (other than shares of Registerable Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).

             (h) Notwithstanding the provisions of Section 6(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

             (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

             (j) Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the agreement of holders of more than 50% of all shares of Registrable Stock held by the Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of shares of Registrable Stock the consent of the holders of which is required under this Section 12(j).


                            (Signature page to Registration Rights Agreement)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of this ___ day of February, 1996.


                                      LADISH CO., INC.


                                      By:  /s/ Wayne E. Larsen
                                         Title:  Wayne E. Larsen


        GRACE BROTHERS, LTD.

        By:  /s/ Bradford T. Whitmore
             Name:  Bardford T. Whitmore


        ING EQUITY PARTNERS, L.P. I

        By:  Lexington Partners, L.P.,
               its General Partner

        By:  Lexington Partners, Inc.,
               its General Partner


        By: /s/ Gregory P. Flynn
           Title:

        STATE STREET RESEARCH
        HIGH INCOME FUND

        By:  /s/ Scott B. Richards
           Name:  Scott B. Richards

        STATE STREET RESEARCH MANAGED ASSETS

        By:  /s/ Scott B. Richards
             Name:  Scott B. Richards

        FRANKLIN PRINCIPLE MATURITY TRUST


        By:  /s/ Chauncey Lufkin
             Name:  Chauncey Lufkin

        SALOMON BROTHERS INC.

        By:  /s/ Robert Okun
             Name:  Robert Okun

        WYNNEFIELD PARTNERS


        By:  /s/ Nelson Obus
             Name:  Nelson Obus

        C.C. PARTNERS, LTD.

        By:  /s/ Cromwell Coulson
             Name:  Cromwell Coulson

        EBI INDEMNITY COMPANY

        By:  /s/ Robert T. Claiborne
             Name:  Robert T. Claiborne

        SECURITY REINSURANCE COMPANY

        By:  /s/ Robert T. Claiborne
             Name:  Robert T. Claiborne

        GUARANTY NATIONAL INSURANCE COMPANY

        By:  /s/ Raymond J. Schuyler
             Name:  Raymond J. Schuyler

        CANYON PARTNERS INCORPORATED

        By:  /s/ Mitchell R. Julis
             Name:  Mitchell R. Julis

        NEW GENERATION LIMITED PARTNERSHIP

        By:  /s/ George Putnam
             Name:  George Putnam

        NEW GENERATION LIMITED INSTITUTIONAL
        LIMITED PARTNERSHIP

        By:  /s/ George Putnam
             Name:  George Putnam

        CARUCCI FAMILY PARTNERS

        By: /s/ Walter P. Carucci
             Name:  Walter P. Carucci

        PRUDENTIAL SECURITIES

        By: /s/ David W. Schwartz
             Name:  David W. Schwartz

        MORGAN STANLEY & CO.

        By: /s/ Barry Bergman
             Name:  Barry Bergman


        /s/ Marcus Lane

        /s/ Jay Zidell

        /s/ Joel T. Leonard

        /s/ Charles F. Nichols

        /s/ Chester Sobol

        /s/ Robert J. Noel

        /s/ Lawrence Hammond